EXHIBIT 99.1
JOINT FILING AGREEMENT
          JOINT FILING AGREEMENT, dated as of December 2, 2008, made by and among FRIT Holdings LLC (“FRITH”), Fortress Investment Fund Sister Company LLC (“FIFSC”), Fortress Fund MM LLC (“Fund MM”), PRIN Holding LLC (“PRIN”), Fort GB Holdings LLC (“Fort GB’), Fortress (GAGACQ) LLC (“Fortress GAGACQ”), Fortress Fund MM II LLC (“Fund MM II”), Fortress RIC Coinvestment Fund LP (“Fortress RIC”), FIG LLC (“FIG”), Fortress Operating Entity I LP (“FOE I”), FIG Corp. and Fortress Investment Group LLC (“Fortress”). FRITH, FIFSC, Fund MM, PRIN, Fort GB, Fortress GAGACQ, Fund MM II, Fortress RIC, FIG, FOE I, FIG Corp. and Fortress are collectively referred to herein as the “Parties” and each individually as a “Party.” Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Amendment No. 2 to Schedule 13D (as so amended, the “Statement on Schedule 13D”) is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of executing or filing additional joint filing agreements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.
[Signature pages follow]

          IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

FRIT HOLDINGS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

FORTRESS INVESTMENT FUND SISTER COMPANY LLC
By:	Fortress Fund MM LLC, as Managing Member
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer and Secretary

FORTRESS FUND MM LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer and Secretary

PRIN HOLDING LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

FORT GB HOLDINGS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

[SIGNATURE PAGE 1 OF 3 TO JOINT FILING AGREEMENT]

FORTRESS (GAGACQ) LLC
By:	Fortress Fund MM II LLC, as Managing Member
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer and Secretary

FORTRESS FUND MM II LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer and Secretary

FORTRESS RIC COINVESTMENT FUND LP
By:	RIC Coinvestment Fund GP LLC, as General Partner
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

FIG LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

FORTRESS OPERATING ENTITY I LP
By:	FIG Corp., as General Partner
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

[SIGNATURE PAGE 2 OF 3 TO JOINT FILING AGREEMENT]

FIG CORP.
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

FORTRESS INVESTMENT GROUP LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone
its Chief Operating Officer

[SIGNATURE PAGE 3 OF 3 TO JOINT FILING AGREEMENT]